First Amendment to
Shareholder Agreement

This First Amendment (this “Amendment”) to the Shareholder Agreement, by and between Churchill Downs Incorporated, a Kentucky corporation (the “Company”), and Paul J. Thelen (the “Shareholder”), is made and entered into as of October 23, 2015.
WHEREAS, the Company and the Shareholder entered into that certain Shareholder Agreement dated as of November 12, 2014 (the “Shareholder Agreement”);
WHEREAS, pursuant to the terms of the Shareholder Agreement, the Company agreed to pay to the Shareholder a bonus equal to $50,000,000, payable in four (4) equal annual installments, contingent upon the satisfaction of certain performance measures (the “Shareholder Cash Bonus”), which each of the Company and the Shareholder now wishes to cancel in accordance with the terms of this Amendment; and
WHEREAS, in exchange for the cancellation of the Shareholder Cash Bonus, the Company has granted certain Executive Long-Term Incentive Plan awards to the Shareholder.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Shareholder Agreement as follows:
1.Amendment to Shareholder Agreement. Section 1 of the Shareholder Agreement is hereby deleted and replaced in its entirety by the following:
“1.     Intentionally Omitted”
2.Terms to Remain in Effect. Except as expressly amended or superseded by this Amendment, the Shareholder Agreement shall remain in full force and effect. Upon the execution and delivery hereof, the Shareholder Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Shareholder Agreement, and this Amendment and the Shareholder Agreement shall henceforth be read, taken and construed as one and the same instrument. On and after the date hereof, each reference in the Shareholder Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Shareholder Agreement as amended hereby.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

Company:
Churchill Downs Incorporated,
a Kentucky corporation
By: /s/ William C. Carstanjen_____________
Name: William C. Carstanjen
Title: Chief Executive Officer

Shareholder:
/s/ Paul J. Thelen_____________________
Paul J. Thelen